Exhibit 99.1

FOR IMMEDIATE RELEASE

New Era Helium Rebrands as New Era Energy & Digital, Inc. to Reflect Strategic Focus on Powering Next-Generation AI Data Center Infrastructure; Trading to Begin Under New Nasdaq Ticker NUAI

MIDLAND, Texas–August 12, 2025. New Era Helium, Inc. (Nasdaq: NEHC) (“NEHC” or the “Company”), a next-generation energy exploration and production platform in the Permian Basin, today announced it has changed its corporate name to New Era Energy & Digital, Inc., and will begin trading under its new Nasdaq symbol NUAI, effective August 13, 2025.

This rebrand reflects the Company’s recent strategic transformation into a vertically integrated energy supplier, creating a platform for next-generation digital infrastructure and integrated power assets, including powered land and powered shells. The Company delivers turnkey solutions that will enable hyperscale, enterprise, and edge operators to accelerate data center deployment, optimize total cost of ownership and future-proof their infrastructure investments. New Era Energy & Digital, Inc. (Nasdaq: NUAI), projects generational AI infrastructure demand will grow exponentially over the next decade, driven by rising capacity and significant increases in sector investment.

The Company remains under the same leadership team and continues to execute the strategy it introduced with its Texas Critical Data Centers (“TCDC”) project focused on integrating behind-the-meter power (off-grid) and real estate (“Powered Land”), and digital infrastructure tailored for the rapidly expanding AI compute market.

Texas Critical Data Centers, currently under development in Ector County, Texas is a scalable, up to 1 gigawatt (GW) AI and high-performance computing (HPC) campus designed to meet accelerating demand for compute capacity and clean energy. Located in one of North America’s leading AI corridors, TCDC will deliver liquid-cooled, high-efficiency compute infrastructure with speed, resilience, and sustainability.

In line with its strategic focus on power and compute infrastructure, the Company is in discussions with various parties on how best to maximize its natural gas and helium assets. The Company remains committed to the global AI ecosystem, where helium continues to play a crucial role in semiconductor manufacturing and the future growth of AI. The Company will seek to maximize shareholder value of its natural gas and helium assets while pivoting to AI infrastructure development efforts. Updates will be provided as developments occur.

An updated website featuring new branding and messaging, along with a revised investor presentation, will be available shortly.

E. Will Gray II, CEO of New Era Helium, Inc. commented: “This name change marks the next chapter. It’s a clear signal of who we are and where we’re headed. We are the bridge between Silicon Valley and Houston, connecting the compute demands of tomorrow with the energy systems of today, for a shared digital future. With a growing base of vertically integrated assets, from powered land to powered shells, we bring deep infrastructure and energy expertise to help hyperscale, enterprise, and edge operators deploy future-ready HPC campuses faster. Our new name: New Era Energy & Digital, perfectly captures the full breadth of our expanded strategic vision: delivering the physical foundation that powers American innovation.”

About New Era Helium, Inc.

New Era Helium, Inc. (Nasdaq: NEHC) which will rebrand as New Era Energy & Digital, Inc. (Nasdaq: NUAI) effective August 13, 2025, is a next-generation platform delivering integrated solutions across energy, power, and digital infrastructure. The Company controls over 137,000 acres in Southeastern New Mexico with helium and natural gas reserves. Through its joint venture, Texas Critical Data Centers (TCDC, www.texascriticaldatacenters.com), New Era is advancing a scalable, up to 1GW AI and high-performance computing (HPC) campus to meet surging demand for compute capacity and energy-efficient infrastructure. For more information, visit www.newerahelium.com, and follow on LinkedIn and X.

Investor and Media Contact:

Investor Relations

Jonathan.Paterson@harbor-access.com

Tel +1 475 477 9401

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation: (a) our ability to effectively operate our business segments; (b) our ability to manage our research, development, expansion, growth and operating expenses; (c) our ability to evaluate and measure our business, prospects and performance metrics; (d) our ability to compete, directly and indirectly, and succeed in a highly competitive and evolving industry; (e) our ability to respond and adapt to changes in technology and customer behavior; (f) our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and (g) other factors (including the risks contained in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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